Farmer Mac Reports Fourth Quarter and 2010 Results

2010 New Business of $3.0 Billion – Portfolio Totals $12.2 Billion

WASHINGTON, March 16, 2011 /PRNewswire/ -- The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today reported core earnings of $6.7 million ($0.63 per diluted common share) for fourth quarter 2010, compared to $5.4 million ($0.52 per diluted common share) for fourth quarter 2009.  Those results brought Farmer Mac’s core earnings for 2010 to $25.4 million ($2.39 per diluted common share), compared to $16.1 million ($1.58 per diluted common share) in 2009.  This 58 percent increase in core earnings in 2010 compared to 2009 was due to increased business volume and an increased effective net interest spread.

Farmer Mac’s GAAP income available to common stockholders was $12.5 million ($1.16 per diluted common share) and $22.1 million ($2.08 per diluted common share) for the three and twelve months ended December 31, 2010, respectively, compared to $5.5 million ($0.53 per diluted common share) and $82.3 million ($8.04 per diluted common share) for the same periods in 2009.  2010 GAAP results were down compared to 2009, primarily due to increases in the after tax fair values of financial derivatives and trading assets of $68.1 million in 2009, compared to increases of just $16.5 million in 2010.  Farmer Mac excludes these fair value fluctuations from its core earnings.

Farmer Mac President and Chief Executive Officer Michael Gerber stated, “I am pleased to report our 2010 results.  These results reflect an excellent year.  Growth in our outstanding portfolio of loans, guarantees, and commitments was significant, as we did $3.0 billion of new business in 2010, increasing the total outstanding portfolio at year end 2010 to $12.2 billion – 14 percent net growth for the year.  In addition, core earnings improved to $25.4 million, up from $16.1 million in 2009, representing a 58 percent increase.”  Farmer Mac I loan purchases increased by nearly 100 percent for the year, exclusive of the purchase of $900.0 million of Farmer Mac I AgVantage securities in seven transactions involving four different issuers.  Similarly, purchases of USDA-guaranteed portions of loans by our subsidiary, Farmer Mac II LLC, were up 32 percent over the prior year.  The increase in loan purchase activity was due to attractive interest rates offered by Farmer Mac as well as Farmer Mac’s commercial bank business partners’ reaching their self-established sector or borrower exposure limits.

“Since the challenges of late 2008 and early 2009, our focus has been on improving our balance sheet, reducing risk in our operations and strengthening our relationships with customers and partners,” continued Mr. Gerber.  “That focus resulted in strong growth during the year and should provide solid momentum into the future.  We remain committed to growing our portfolio of high quality loans, guarantees and commitments as we work to fulfill our Congressional mission.  With lenders in both the agricultural and rural utilities sectors looking for sources of capital and liquidity and to reduce their credit risk exposures, we are pleased that a stronger Farmer Mac is becoming an increasingly important solution for those challenges and a means to meet the borrowing needs of lenders’ rural customers.”

Business Results

In 2010, Farmer Mac realized an effective net interest spread of 106 basis points, compared to 97 basis points for 2009.  This increased spread combined with growth in Farmer Mac’s core business produced $66.5 million of net interest spread in 2010, compared to $49.8 million in 2009.

In addition, Farmer Mac earns guarantee and commitment fees, which compensate Farmer Mac for assuming the credit risk on loans underlying Farmer Mac Guaranteed Securities and long term standby purchase commitments (LTSPCs).  These fees were $24.1 million for 2010, compared to $31.8 million for 2009.  Guarantee and commitment fees for 2010 reflect the reclassification of $4.6 million to net interest income related to Farmer Mac Guaranteed Securities previously reported as off-balance sheet as a result of the adoption of the new accounting guidance on consolidation.

Program Activity

During 2010, Farmer Mac added $3.0 billion of new program volume from a variety of sources:

  purchases of $382.7 million of Farmer Mac I loans;
  purchases of $900.0 million of Farmer Mac I AgVantage securities;
  the placement of $263.7 million of Farmer Mac I loans under LTSPCs;
  purchases of $457.9 million of USDA-guaranteed portions of loans;
  purchases of $313.0 million of rural utilities loans; and
  the purchase of $652.9 million of Rural Utilities AgVantage securities.

This new business volume was partially offset by principal paydowns on outstanding loans and loans underlying Farmer Mac Guaranteed Securities and LTSPCs and the refinancing of Rural Utilities AgVantage securities.  Farmer Mac’s outstanding program volume was $12.2 billion as of December 31, 2010, a net increase of $1.5 billion over December 31, 2009.

Credit Quality

Farmer Mac’s 90-day delinquencies were $70.2 million (1.63 percent of the portfolio) as of December 31, 2010, compared to $49.5 million (1.13 percent of the portfolio) as of December 31, 2009.  For much of 2009, the 90-day delinquencies were concentrated in the ethanol industry and this concentration has been significantly reduced.  Ethanol loans comprised $10.9 million of the $70.2 million of 90-day delinquencies as of December 31, 2010, compared to $19.1 million of the $49.5 million of 90-day delinquencies as of December 31, 2009.  The increase in non-ethanol industry delinquencies reflects the fact that certain segments of agriculture, including for example, the forest products sector and greenhouses and nurseries, continue to be adversely affected by weaknesses in the national economy in general, as well as volatile commodity price cycles.  Farmer Mac recorded charge-offs of $0.6 million in 2010, compared to charge-offs of $8.5 million during 2009.  In addition, Farmer Mac recorded recoveries of $2.2 million for the year ended December 31, 2010, compared to recoveries of $1.0 million for the year ended December 31, 2009.

Given current conditions, Farmer Mac anticipates continued stress in its portfolio with delinquencies, losses and charge-offs likely to remain higher than the historical average, but within the Corporation’s historical experience for the remainder of 2011.  As of December 31, 2010, there were no delinquencies in Farmer Mac’s portfolio of rural utilities loans.

Capital and Liquidity

As of December 31, 2010, Farmer Mac’s core capital totaled $460.6 million and exceeded its statutory minimum capital requirement of $301.0 million by $159.6 million.  In comparison, as of December 31, 2009, Farmer Mac’s core capital totaled $337.2 million and exceeded its statutory minimum capital requirement of $217.0 million by $120.2 million.

As prescribed by FCA regulations, Farmer Mac is required to maintain a minimum of 60 days of liquidity.  As of December 31, 2010, Farmer Mac had 173 days of liquidity, as calculated in accordance with FCA regulations.

Reconciliation of Core and GAAP Earnings

Farmer Mac uses core earnings, a non-GAAP financial measure, to measure corporate economic performance and develop financial plans because, in management’s view, core earnings more accurately represent Farmer Mac’s economic performance, transaction economics and business trends before the effects on earnings of temporary changes in the recorded fair values of assets and liabilities and other one-time items.  Core earnings differs from GAAP net income primarily by excluding unrealized gains or losses on financial derivatives and trading assets, lower of cost or fair value adjustments on loans held for sale and, for 2010, other items related to the retirement of preferred stock and the amortization of premiums on assets consolidated at fair value.  Farmer Mac’s disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

A reconciliation of Farmer Mac’s GAAP net income available to common stockholders to core earnings is presented in the following table.

Reconciliation of GAAP Net Income Available to Common Stockholders to Core Earnings
	Three Months Ended
	December 31, 2010		December 31, 2009
		Per Diluted		Per Diluted
		Share		Share
	(in thousands, except per share amounts)
GAAP net income available to common stockholders	$ 12,492	$ 1.16	$ 5,495	$ 0.53
Less the net of tax effects of:
Unrealized gains on financial derivatives	13,069	1.21	9,110	0.88
Unrealized losses on trading assets	(931)	(0.09)	(8,731)	(0.85)
Amortization of premiums on assets consolidated at fair value	(2,371)	(0.22)	-	-
Net effects of settlements on agency forward contracts	(341)	(0.03)	(255)	(0.02)
Lower of cost or fair value adjustment on loans held for sale	(3,677)	(0.34)	-	-
Core earnings	$ 6,743	$ 0.63	$ 5,371	$ 0.52
Impairment losses on investments	-	-	-	-
Total	$ 6,743	$ 0.63	$ 5,371	$ 0.52

	Twelve Months Ended
	December 31, 2010		December 31, 2009
		Per Diluted		Per Diluted
		Share		Share
	(in thousands, except per share amounts)
GAAP net income available to common stockholders	$ 22,080	$ 2.08	$ 82,298	$ 8.04
Less the net of tax effects of:
Unrealized gains on financial derivatives	13,046	1.23	39,949	3.90
Unrealized gains on trading assets	3,426	0.32	28,128	2.75
Amortization of premiums on assets consolidated at fair value	(7,617)	(0.72)	-	-
Issuance costs on the retirement of preferred stock	(5,784)	(0.54)	-	-
Net effects of settlements on agency forward contracts	(670)	(0.06)	(1,927)	(0.19)
Lower of cost or fair value adjustment on loans held for sale	(5,686)	(0.54)	-	-
Core earnings	$ 25,365	$ 2.39	$ 16,148	$ 1.58
Impairment losses on investments	-	-	(3,994)	(0.39)
Total	$ 25,365	$ 2.39	$ 20,142	$ 1.97

More complete information on Farmer Mac’s performance for 2010 is set forth in the Form 10-K filed by Farmer Mac earlier today with the Securities and Exchange Commission (SEC).

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments.  Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties.  Various factors or events could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding:   (1) the availability to Farmer Mac and Farmer Mac II LLC of debt financing and, if available, the reasonableness of rates and terms; (2) legislative or regulatory developments that could affect Farmer Mac; (3) fluctuations in the fair value of assets held by Farmer Mac and Farmer Mac II LLC; (4) the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (5) the general rate of growth in agricultural mortgage and rural utilities indebtedness; (6) borrower preferences for fixed rate indebtedness; (7) the impact of economic conditions and real estate values on agricultural mortgage lending; (8) the willingness of investors to invest in Farmer Mac Guaranteed Securities; (9) developments in the financial markets, including possible investor, analyst and rating agency reactions to events involving GSEs, including Farmer Mac; and (10) the future level of interest rates, commodity prices, and export demand for U.S. agricultural products.  Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10K for the year ended December 31, 2010, as filed with the SEC earlier today.  The forward-looking statements contained in this release represent management’s expectations as of the date of this release.  Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, rural utilities loans, and USDA-guaranteed farm program and rural development loans.  Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively.  Additional information about Farmer Mac (as well as the Annual Report on Form 10-K referenced above) is available on Farmer Mac’s website at www.farmermac.com.  Farmer Mac II LLC is a Delaware limited liability company, in which Farmer Mac owns all of the common equity, that operates the Farmer Mac II business of purchasing and holding USDA-guaranteed loans.  Additional information about Farmer Mac II LLC is available on its website at www.farmermac2.com.

The conference call to discuss Farmer Mac’s 2010 financial results and the Corporation’s Form 10-K for 2010 will be webcast on Farmer Mac’s website beginning at 11:00 a.m. eastern time on Thursday, March 17, 2011.  An audio recording of that call will be available on Farmer Mac’s website for two weeks after the call is concluded.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
	As of December 31,
	2010	2009
	(in thousands)
Assets:
Cash and cash equivalents	$ 729,920	$ 654,794
Investment securities:
Available-for-sale, at fair value	1,677,233	1,041,923
Trading, at fair value	86,096	89,972
Total investment securities	1,763,329	1,131,895
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value	2,907,264	2,524,867
Trading, at fair value	-	874,129
Total Farmer Mac Guaranteed Securities	2,907,264	3,398,996
USDA Guaranteed Securities:
Available-for-sale, at fair value	1,005,679	-
Trading, at fair value	311,765	-
Total USDA Guaranteed Securities	1,317,444	-
Loans:
Loans held for sale, at lower of cost or fair value	1,212,065	666,534
Loans held for investment, at amortized cost	90,674	93,478
Loans held for investment in consolidated trusts, at amortized cost	1,265,663	-
Allowance for loan losses	(9,803)	(6,292)
Total loans, net of allowance	2,558,599	753,720
Real estate owned, at lower of cost or fair value	1,992	739
Financial derivatives, at fair value	41,492	15,040
Interest receivable	90,295	67,178
Guarantee and commitment fees receivable	34,752	55,016
Deferred tax asset, net	14,530	24,146
Prepaid expenses and other assets	20,297	37,289
Total Assets	$ 9,479,914	$ 6,138,813

Liabilities, Mezzanine Equity and Equity:
Liabilities:
Notes payable:
Due within one year	$ 4,509,419	$ 3,662,898
Due after one year	3,430,656	1,908,713
Total notes payable	7,940,075	5,571,611
Debt securities of consolidated trusts held by third parties	827,411	-
Financial derivatives, at fair value	113,687	107,367
Accrued interest payable	57,131	39,562
Guarantee and commitment obligation	30,308	48,526
Accounts payable and accrued expenses	22,113	23,445
Reserve for losses	10,312	7,895
Total Liabilities	9,001,037	5,798,406

Mezzanine Equity:
Series B redeemable preferred stock, par value $1,000 per share, 150,000 shares authorized,
issued and outstanding as of December 31, 2009 (redemption value $150,000,000)	-	144,216
Equity:
Preferred stock:
Series C, par value $1,000 per share, 100,000 shares authorized, 57,578 shares issued
and outstanding	57,578	57,578
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 8,752,711 shares outstanding
as of December 31, 2010 and 8,610,918 shares outstanding as of December 31, 2009	8,753	8,611
Additional paid-in capital	100,050	97,090
Accumulated other comprehensive income	18,275	3,254
Retained earnings	50,837	28,127
Total Stockholders' Equity	237,024	196,191
Non-controlling interest - preferred stock	241,853	-
Total Equity	478,877	196,191
Total Liabilities, Mezzanine Equity and Equity	$ 9,479,914	$ 6,138,813

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
	(unaudited)
	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$ 8,194	$ 6,424	$ 27,497	$ 28,727
Farmer Mac and USDA Guaranteed Securities	24,145	28,547	86,742	109,779
Loans	29,738	9,791	124,472	37,987
Total interest income	62,077	44,762	238,711	176,493
Total interest expense	36,308	21,992	142,668	90,585
Net interest income	25,769	22,770	96,043	85,908
Provision for loan losses	(501)	(1,914)	(1,893)	(2,853)
Net interest income after provision for loan losses	25,268	20,856	94,150	83,055

Non-interest income:
Guarantee and commitment fees	6,485	8,319	24,091	31,805
Gains/(losses) on financial derivatives	11,349	5,791	(17,159)	21,297
(Losses)/gains on trading assets	(1,433)	(13,434)	5,270	43,273
Other-than-temporary impairment losses	-	-	-	(3,994)
Gains on sale of available-for-sale investment securities	2	440	266	3,353
Gains on sale of loans and Farmer Mac Guaranteed Securities	-	-	-	1,581
Gain on sale of REO	10	-	10	-
Lower of cost or fair value adjustment on loans held for sale	(5,658)	176	(8,748)	(139)
Other income	64	54	1,244	1,578
Non-interest income	10,819	1,346	4,974	98,754

Non-interest expense:
Compensation and employee benefits	5,313	3,190	17,232	13,683
General and administrative	2,235	2,835	8,564	11,167
Regulatory fees	550	563	2,243	2,100
Real estate owned operating costs, net	674	145	2,171	353
Provision for losses	737	310	2,417	2,389
Non-interest expense	9,509	7,043	32,627	29,692
Income before income taxes	26,578	15,159	66,497	152,117
Income tax expense	7,820	4,796	13,797	52,517
Net income	18,758	10,363	52,700	99,600
Less: Net income attributable to non-controlling interest -
preferred stock dividends	(5,547)	-	(20,707)	-
Net income attributable to Farmer Mac	13,211	10,363	31,993	99,600
Preferred stock dividends	(719)	(4,868)	(4,129)	(17,302)
Loss on retirement of preferred stock	-	-	(5,784)	-
Net income available to common stockholders	$ 12,492	$ 5,495	$ 22,080	$ 82,298

Earnings per common share and dividends:
Basic earnings per common share	$ 1.21	$ 0.54	$ 2.16	$ 8.12
Diluted earnings per common share	$ 1.16	$ 0.53	$ 2.08	$ 8.04
Common stock dividends per common share	$ 0.05	$ 0.05	$ 0.20	$ 0.20

CONTACT: Richard Eisenberg (Investor Inquiries), or Chris Bohanon (Media Inquiries), +1-202-872-7700